Exhibit 99.1

AIM ImmunoTech Announces NYSE American Notice of Noncompliance With Minimum Stockholders’ Equity Requirements

NYSE American previously issued similar warning for same matter and issued the new notice because the deficiency remains as of March 31, 2025

AIM has until June 11, 2026 to regain compliance

Ocala, FL, June 20, 2025–AIM ImmunoTech Inc. (“AIM” or the “Company”) (NYSE American: AIM) today announced the receipt of a warning notification (the “Letter”) from the NYSE American LLC (the “NYSE American”) stating that the Company is not in compliance with the minimum stockholders’ equity requirements of Sections 1003(a)(ii) and 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”) requiring stockholders’ equity of $4.0 million or more if the Company has reported losses from continuing operations and/or net losses in three of the four most recent fiscal years and $6.0 million or more if the Company has reported losses from continuing operations and/or net losses in its five most recent fiscal years, respectively. As of March 31, 2025, the Company had a stockholders’ deficit of negative $3.9 million and has had losses in the most recent five fiscal years ended December 31, 2024.

The NYSE American previously issued a warning on December 17, 2024 for the same reasons and has issued the Letter because the deficiency remains as of March 31, 2025, when the Company filed its quarterly report on Form 10-Q for the first quarter of fiscal 2025.

On February 26, 2025, the NYSE American accepted a plan submitted by the Company to regain compliance by June 11, 2026. Accordingly, the Company still has until June 11, 2026 to regain compliance.

The Company’s common stock recommenced trading on the NYSE American on June 17, 2025 under the symbol “AIM”.

The Letter in no way has any effect on such trading and does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders and viral diseases, including COVID-19. The Company’s lead product is a first-in-class investigational drug called Ampligen® (rintatolimod), a dsRNA and highly selective TLR3 agonist immuno-modulator with broad spectrum activity in clinical trials for globally important cancers, viral diseases and disorders of the immune system.

For more information, please visit aimimmuno.com and connect with the Company on X, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s intention to regain compliance with the listing requirements of the NYSE American and its ability to do so. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in any subsequent Form 10-Q or Form 8-K, filed with the U.S. Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date hereof, and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

Investor Contact:

JTC Team, LLC

Jenene Thomas

908.824.0775

AIM@jtcir.com